EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Steven Nelson GNC Corporation (412) 288-8389 steven-nelson@gnc-hq.com
GNC Corporation Announces Management Change
Joseph Fortunato Named CEO
Pittsburgh, PA, November 11, 2005: GNC Corporation (“GNC” or the “Company”), the largest global specialty retailer of nutritional supplements, today announced that Joseph Fortunato, GNC’s Senior Executive Vice President and Chief Operating Officer, has been named President and Chief Executive Officer. Bruce E. Barkus has stepped down as President and CEO in order to pursue other interests.
For over 15 years, Mr. Fortunato has served the Company in various positions with operations responsibility. Until his new appointment, Mr. Fortunato was Senior Executive Vice President and Chief Operating Officer, having served as COO since November 2001. From October 2000 until November 2001, he served as GNC’s Executive Vice President of Retail Operations and Store Development. Mr. Fortunato began his career with General Nutrition Companies, Inc. in October 1990 and has held various other positions, including Senior Vice President of Store Development and Operations from 1998 until 2000, Vice President of Financial Operations from 1997 until 1998 and Director of Financial Operations from 1990 until 1997.
“I am excited about the opportunity to serve as GNC’s CEO,” said Fortunato. “GNC’s management team will continue its focus on the business strategies implemented at the beginning of 2005. These business strategies are already starting to show positive results and have strengthened GNC’s leadership position in the industry.”
As of September 30, 2005, GNC Corporation, headquartered in Pittsburgh, Pennsylvania, operated 2,633 company-owned stores in the U.S. and Canada and had 1,212 domestic franchised locations, 1,114 Rite Aid “store-within-a-store” locations and 822 international franchised locations. GNC is the largest global specialty retailer of nutritional supplements, which includes vitamin, mineral and herbal supplements (VMHS), sports nutrition products, diet and energy products and other wellness products.
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products;

•	the incurrence of material products liability;

•	costs of compliance and our failure to comply with governmental regulations;

•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;

•	economic, political and other risks associated with our international operations;

•	our failure to keep pace with the demands of our customers for new products and services;

•	disruptions in our manufacturing system or losses of manufacturing certifications;

•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;

•	loss or retirement of key members of management;

•	increases in the cost of borrowings and unavailability of additional debt or equity capital;

•	the impact of our substantial indebtedness on our operating income and our ability to grow; and

•	the failure to adequately protect or enforce our intellectual property rights against competitors.
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